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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Weider Nutrition International, Inc. on Form S-8 of our report dated August 20, 2001, appearing in the Annual Report on Form 10-K of Weider Nutrition International, Inc. for the fiscal year ended May 31, 2001, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Salt Lake City, Utah
May 8, 2002

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  Exhibit 23.2